Exhibit 10.01

Execution Copy

AMENDMENT NO. 3 TO TERMINATION AGREEMENT

AMENDMENT made as of the 23rd day of September, 2009 by and between TRIMOL GROUP, INC., a Delaware corporation with offices at 1285 Avenue of the Americas, 35th Floor, New York, New York 10019 (“Trimol”) and ALUMINUM POWER, INC., an Ontario, Canada corporation with offices at 87 Scollard Street, Toronto, Ontario M5R1G4, Canada (“API”).

W I T N E S S E T H :

WHEREAS, Trimol and API are parties to that certain Termination Agreement dated May 30, 2008, as amended (the “Termination Agreement”); and

WHEREAS, Trimol has informed API that subsequent to the termination of the letter of intent between it and certain sellers in connection with Trimol’s proposed acquisition of certain mining properties described therein (the “Prior Letter of Intent”), its Board of Directors  has determined that it will continue to pursue other similar opportunities for an additional twelve months; and

WHEREAS, accordingly, API and Trimol have agreed to further amend the Termination Agreement, on and subject to the terms and conditions set forth herein.

NOW THEREFORE, in consideration of the mutual covenants herein and other good and valuable consideration, the recipient and sufficiency of which are hereby unconditionally acknowledged, the parties hereto do hereby agree as follows:

1.             Acquisitions.

(a)           For purposes hereof, the term “Acquisitions” shall mean the acquisition of mining properties, or interests therein, in one or more mining properties throughout the world.

(b)           References in Section 1(c) of the Termination Agreement to “December 31, 2008” are hereby changed to “September 22, 2010”.

2.             Further Assurances.  The parties hereto hereby agree that, at any time and from time to time after the date hereof, upon the reasonable request of either party hereto, they shall do, execute, acknowledge and deliver, or cause to be done, executed, acknowledged and delivered, such further acts, deeds, assignments, transfers, conveyances, and assurances as may be reasonably required to more effectively consummate this Agreement and the transactions contemplated thereby or to confirm or otherwise effectuate the provisions of this Agreement.

3.             No Other Amendment; Inconsistencies.  Except as set forth above, none of the other terms or provisions of the Termination Agreement are amended hereby and the Termination Agreement shall remain in effect in accordance with the terms thereof.  To the extent that there is any inconsistency between the terms hereof and the terms of the Termination Agreement, the terms hereof shall govern and control.

4.             Miscellaneous.  This Agreement (i) constitutes the sole and entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral or written, between the parties hereto with respect to the subject matter hereof, (ii) may not be modified or waived except pursuant to a written instrument signed by the party to be bound thereby, (iii) shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, (iv) shall be governed by and construed in accordance with the internal laws of the State of  New York, (v) shall not be assignable by either of the parties hereto without the written consent of the non-assigning party, (vi) shall, if any term or provision hereof shall be determined to be unenforceable, remain valid and in full force and effect with respect to all other provisions of this Agreement not affected by such unenforceable provision or provisions, (vii) may be executed in one or more counterparts, each of which, when executed and delivered, shall be deemed an original, but all of which when taken together, shall constitute one and the same instrument, and (viii) may be completed by facsimile transmission, which transmission will be deemed to be an original and considered fully legal and binding on each of the signatories hereto.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the year and date first above written.

WITNESS:	TRIMOL GROUP, INC.

/s/ Rivka Hellenbrand	By:	/s/ Boris Birshtein
Chairman of the Board and
Chief Executive Officer

WITNESS:	ALUMINUM POWER, INC.

/s/ Rivka Hellenbrand	By:	/s/ Jack Braverman
President